EXHIBIT 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Jeffrey Weaver, President and Chief Executive Officer of SP Bancorp, Inc. (“Company”) and Suzanne C. Salls, Executive Vice President and Chief Financial Officer of the Company, each certify in his and her capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2013	/s/ Jeffrey L. Weaver
Jeffrey L. Weaver
President and Chief Executive Officer

Date: May 8, 2013	/s/ Suzanne C. Salls
Suzanne C. Salls
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing